Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Caprius, Inc.
Fort Lee, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-47517, 33-70834 and 33-78928) of our report dated November 10, 2000, relating to the consolidated financial statements of Caprius, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                             /s/ BDO SEIDMAN, LLP
                                             -----------------------------
                                             BDO SEIDMAN, LLP

Boston, Massachusetts
January 16, 2000